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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form SB-2 of our report dated February 18, 2005 (which describes an uncertainty as to Osmotics Pharma, Inc.'s ability to continue as a going concern), relating to the financial statements of Osmotics Pharma, Inc. (a development stage enterprise), and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C. GHP Horwath, P.C.

Denver, Colorado
July 12, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM